UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 23, 2025

The St. Joe Company

(Exact Name of Registrant as Specified in its Charter)

Florida	1-10466	59-0432511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Richard Jackson Blvd, Suite 200 Panama City Beach, Florida	32407
(Address of Principal Executive Offices)	(Zip Code)

(850) 231-6400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Stock	JOE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 23, 2025, The St. Joe Company (the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2025. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

ITEM 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 22, 2025, the Board of Directors of the Company (the “Board”), upon the recommendation of the Governance and Nominating Committee of the Board, appointed Elizabeth Dantin Franklin to serve as an independent director of the Company, effective immediately, for the remainder of the one-year term that will expire at the 2026 annual meeting of shareholders or until her successor is duly elected and qualified. Ms. Franklin has also been appointed to serve on the Audit, Governance and Nominating and Compensation and Human Capital Committees of the Board.

Ms. Franklin, age 57, has over 30 years of experience in financial accounting, internal audit, risk management, and corporate governance. Prior to her retirement in 2023, she held the position of Chief Audit Officer at Fidelity National Financial, Inc. (“FNF”), a leading provider of title insurance, escrow and other title-related services and transaction services to the real estate and mortgage industries. During her 16-year tenure, Ms. Franklin provided strategic oversight on internal controls, compliance, and enterprise risk, and was instrumental in developing FNF’s governance and compliance programs. She began her career at PwC, where she was a partner working with global clients across multiple industries. Ms. Franklin currently serves on the Board of the North Florida Council of the Boy Scouts of America. She earned degrees in Accounting and Finance from Loyola University and held credentials as a Certified Public Accountant (CPA) and Certified Internal Auditor (CIA) during her career.

There are no arrangements or understandings between Ms. Franklin and the Company or any other person pursuant to which she was appointed to the Board. There are no related party transactions between the Company and Ms. Franklin that would require disclosure under Item 404(a) of Regulation S-K.

As compensation for her Board service, Ms. Franklin will receive the compensation applicable to all the Company’s non-employee directors as described in the Company’s 2025 proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2025. In addition, Ms. Franklin will enter into an indemnification agreement in the form approved for all non-employee directors and filed with the SEC.

ITEM 8.01	OTHER EVENTS.

Dividend

On July 23, 2025, the Board of Directors of the Company declared a quarterly cash dividend of $0.14 per share on its common stock, payable on September 19, 2025, to shareholders of record at the close of business on August 22, 2025.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following exhibits are furnished as part of the Current Report on Form 8-K.

99.1	Press Release dated July 23, 2025.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY

By:	/s/ Marek Bakun
Marek Bakun
Executive Vice President & Chief Financial Officer

Date: July 23, 2025